UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, KS		67207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 10, 2016, Equity Bancshares, Inc. (the “Company”) completed its merger (the “Merger”) with Community First Bancshares, Inc. (“Community”), pursuant to the terms of the Agreement and Plan of Reorganization, dated July 14, 2016, by and between the Company and Community (the “Agreement”). At the effective time of the Merger (the “Effective Time”), Community merged with and into the Company, with the Company surviving the Merger. Following the Effective Time, Community’s wholly owned bank subsidiary, Community First Bank, merged with and into the Company’s wholly owned bank subsidiary, Equity Bank, with Equity Bank surviving the merger.

Pursuant to the Agreement, at the Effective Time each outstanding share of Community common stock was converted into the right to receive (i) 7.261 shares of Class A common stock, par value of $0.01 per share, of the Company, and (ii) $26.31 in cash. Community’s Adjusted Equity (as defined in the Agreement) was $44,453,356 and was calculated in accordance with the terms of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the Merger, pursuant to that certain First Supplemental Indenture, dated as of November 10, 2016 (the “Supplemental Indenture”), by and among the Company, Community and U.S. Bank National Association, as trustee (the “Trustee”), the Company assumed Community’s rights, title and obligations under the Indenture, dated as of December 19, 2002 (the “Indenture”), by and between Community and the Trustee (as successor-in-interest to State Street Bank and Trust Company of Connecticut, National Association), pursuant to which Indenture, Community had issued $5,155,000 principal amount of its Floating Rate Junior Subordinated Deferrable Interest notes due 2032. The transaction documents governing the such securities, including the Supplemental Indenture and the Indenture, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Company agrees to furnish a copy of such documents to the Securities and Exchange Commission (“SEC”) upon request.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At a special meeting of the board of directors of the Company (the “Board”) on November 14, 2016 and in connection with the closing of the Merger, (i) Jerry P. Maland, the former Chairman, President and Chief Executive Officer of Community, and Dan R. Bowers, the former Secretary and Vice Chairman of Community, were appointed to the Board and the board of directors of Equity Bank (the “Bank Board”) in accordance with the terms of the Agreement, and (ii) Wayne K. Goldstein and David B. Moore both resigned from the Board and Bank Board, effective immediately, to make their Board and Bank Board seats available to the new directors. Additional biographical information regarding Dan R. Bowers and Jerry P. Maland can be found in the Joint Proxy Statement/Prospectus on Form S-4, as amended (File No.: 333-213283), filed by the Company with the SEC on September 28, 2016.

Messrs. Bowers and Maland will participate in the Company’s standard compensation arrangements for non-employee directors as described in the Company’s definitive proxy statement relating to its 2016 Annual Meeting of Stockholders filed with the SEC on March 28, 2016 (“Proxy Statement”). Messrs. Bowers and Maland will both join the Company’s Risk Management Committee. Other than the pursuant to the Agreement, there is no other arrangements or understandings between Messr. Bowers and Maland and any other person pursuant to which they were selected as directors. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and the Messr. Bowers or Maland that would be reportable under Item 404(a) of Regulation S-K.

To reflect the increased responsibilities and risks associated with managing a public company, on November 14, 2016, the Company and Equity Bank entered into amended and restated employment agreements with each of Brad S. Elliott, Chairman and Chief Executive Officer of the Company and Equity Bank, and Greg Kossover, Chief Financial Officer of the Company and Equity Bank. Amendments to Mr. Elliott’s employment agreement include, among others, (i) an extension of the primary term of the employment agreement until November 14, 2019, (ii) an increase in annual base salary to $650,000, which shall be reviewed for increases at least annually for years after December 31, 2017, (iii) a revised bonus structure with an annual incentive cash bonus based on criteria determined annually by the compensation committee of the Board and approved by Mr. Elliott under the Equity Bancshares, Inc. Annual Executive Incentive Plan (the “Incentive Plan”), beginning January 1, 2017, and (iv) an annual discretionary bonus in the form of an equity incentive award of the Company.

Amendments to Mr. Kossover’s employment agreement include, among others, (i) an extension of the primary term of the employment agreement until November 14, 2019, (ii) an increase in annual base salary to $350,000, which shall be reviewed for increases at least annually for years after December 31, 2017, (iii) a revised bonus structure with an annual incentive cash bonus based on criteria determined annually by the compensation committee of the Board and approved by Mr. Kossover under the Incentive Plan, beginning January 1, 2017, and (iv) an annual discretionary bonus in the form of an equity incentive award of the Company.

Except as described above, the terms and conditions of the existing employment agreements of Messrs. Elliott and Kossover as described in the Company’s Proxy Statement remain unchanged.

On November 14, 2016, the Board approved the Incentive Plan, including approval of specific performance factors, performance targets and percentage payout amounts, and directed that the Incentive Plan be submitted to the Company’s stockholders for approval at its next annual stockholders’ meeting. The Incentive Plan applies to the Company’s Chief Executive Officer and Chief Financial Officer. The Incentive Plan is a non-equity incentive compensation plan pursuant to which participating officers may earn cash incentive awards if certain pre-determined targets, including overall Company level performance and individual performance targets are met.

The foregoing descriptions of the amended and restated employment agreements of Messrs. Elliott and Kossover and Incentive Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the employment agreements and Incentive Plan , which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 10, 2016, the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with paragraph 9.01(a)(4) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required by Item 9.01(a) not later than 71 calendar days after the date that the initial Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

In accordance with paragraph 9.01(b)(2) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required by Item 9.01(b) not later than 71 calendar days after the date that the initial Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated as of July 14, 2016, by and between the Company and Community (incorporated by reference to Exhibit 2.1 to Equity Bancshares, Inc.’s Current Report on Form 8-K, filed with the SEC on July 14, 2016).

10.1	Amended and Restated Employment Agreement, dated November 14, 2016, between the Company, Equity Bank and Brad S. Elliott.

10.2	Amended and Restated Employment Agreement, dated November 14, 2016, between the Company, Equity Bank and Gregory H. Kossover.

10.3	Equity Bancshares, Inc. Annual Executive Incentive Plan

99.1	Press Release, dated November 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Equity Bancshares, Inc.

Date: November 15, 2016	By:	/s/ Brad S. Elliott
Brad S. Elliott
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization, dated as of July 14, 2016, by and between the Company and Community (incorporated by reference to Exhibit 2.1 to Equity Bancshares, Inc.’s Current Report on Form 8-K, filed with the SEC on July 14, 2016).

10.1	Amended and Restated Employment Agreement, dated November 14, 2016, between the Company, Equity Bank and Brad S. Elliott.

10.2	Amended and Restated Employment Agreement, dated November 14, 2016, between the Company, Equity Bank and Gregory H. Kossover.

10.3	Equity Bancshares, Inc. Annual Executive Incentive Plan

99.1	Press Release, dated November 10, 2016.